UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 16, 2010

SWEETWATER RESOURCES, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-151339	71-1050559
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Madappilly House, Elenjipra P.O., Chalakudy Via. Kerala, India, 68027
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code:  011-91-480-8193

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

⁭      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁭      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁭      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

⁭      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01.                      Other Events.

On July 16, 2010, the Company effected a 25 to 1 stock dividend of all of its issued and outstanding shares of common stock.  Shareholders of the Company holding certificated shares will be credited the additional shares, with the same rights, privileges, and obligations, upon surrender of their stock certificate to the Company’s transfer agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2010	SWEETWATER RESOURCES, INC.

By: /s/  JOSE MADAPPILLY
Jose Madappilly
Chief Executive Officer and Director